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                                 [LOGO OF REX]

News Announcement                               For Immediate Release

For further information contact:

Douglas Bruggeman                                Joseph N. Jaffoni
Chief Financial Officer                          Jaffoni & Collins Incorporated
937/276-3931                                     212/835-8500 or rsc@jcir.com


                REX TO PROCEED WITH FIRST OF SEVERAL ANTICIPATED
                     ETHANOL PRODUCTION FACILITY INVESTMENTS

           - Action Advances REX's Strategy to Diversify its Earnings
                        Base Through Energy Investments -

Dayton, Ohio (July 31, 2006) -- REX Stores Corporation (NYSE:RSC) announced today that it has entered into a contingent agreement to invest an additional $11.5 million to $18.0 million in Levelland/Hockley County Ethanol, LLC ("Levelland/Hockley") which intends to construct an ethanol production facility in Levelland, Texas. The additional investment, along with Rex's prior previously announced $5 million convertible secured promissory note commitment enables REX to secure a majority ownership interest in Levelland/Hockley.

Stuart Rose, REX's Chairman and Chief Executive Officer, commented, "Over the past eight years, REX has derived significant long-term financial benefits from its synthetic fuel investments and we are delighted to be moving forward with investments in ethanol production facilities.

"In addition to Levelland/Hockley, we have entered into contingent agreements to invest in three other ethanol plants with annual production capacity of 100 million gallons each. The four investment commitments to date could lead to REX investing over $80 million in ethanol production facilities. In addition to these four commitments, REX is in the process of evaluating other proposed ethanol investments, and we believe we are well suited to extend our presence in the energy sector."

Levelland/Hockley has signed a design/build agreement with ICM, Inc., an engineering firm focused on ethanol, and intends to commence construction of the Levelland, Texas facility by November 1, 2006. The plant will have a design capacity of 40 million gallons of ethanol annually.

                                     -more-




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REX To Proceed With Investment In Ethanol Producing Facility, 7/31/06    page 2


This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as "may," "expect," "believe," "estimate," "anticipate" or "continue" or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company's filings with the Securities and Exchange Commission and among other things: the highly competitive nature of the consumer electronics retailing industry, changes in the national or regional economies, weather, the effects of terrorism or acts of war on consumer spending patterns, the availability of certain products, technological changes, new regulatory restrictions or tax law changes relating to the Company's synthetic fuel investments, the fluctuating amount of quarterly payments received by the Company with respect to sales of its partnership interest in a synthetic fuel investment, the potential for Section 29/45K tax credits to phase out based on the price of crude oil adjusted for inflation, and the uncertain amount of synthetic fuel production and resulting income received from time to time from the Company's synthetic fuel investments. As it relates to ethanol investments, risks and uncertainties include among other things: the uncertainty of constructing plants on time and on budget and the volatility of corn, dried distiller grains, ethanol, gasoline and natural gas prices.


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